UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2015

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8215 Forest Point Boulevard
Charlotte, North Carolina	28273
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 9, 2015, the Board of Directors of Sealed Air Corporation (the “Company”) authorized a new stock repurchase program (the “Program”) to repurchase up to $1.5 billion of the Company’s issued and outstanding common stock. A copy of the press release, dated July 14, 2015, announcing the Program is attached as Exhibit 99.1 hereto and is incorporated herein by reference. Repurchases under the Program may be effected through privately negotiated transactions, open market repurchases, accelerated stock repurchase programs and/or issuer self-tender offers. The timing and exact amount of repurchases will depend on such factors as levels of cash generation from operations, cash requirements for investment in the Company’s business, repayment of debt, current stock price, market conditions and other factors. The Company’s repurchase program may be suspended, discontinued or resumed at any time. Shares that are repurchased pursuant to the Program will be held as treasury shares. The Program replaces the previous stock repurchase program approved in August 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated July 14, 2015, announcing the new share repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Norman D. Finch Jr.
	Name:	Norman D. Finch Jr.
	Title:	Vice President, General Counsel and Secretary

Dated: July 14, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated July 14, 2015, announcing the new share repurchase program.